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                                                                    Exhibit 23.1

The following consent is in the form that will be signed upon completion of the stock split described in Note 12 to the financial statements assuming that from March 27, 2000 to the date of such completion, no other material events have occurred that would affect the accompanying financial statements or required disclosures therein. If the stock split ratio changes, all references to number of shares, per share amounts and stock option data included within the financial statements will also change.

Deloitte & Touche LLP
New York, New York
March 27, 2000

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-30548 of Screaming Media.com Inc. of our report dated January 19, 2000 (March 27, 2000 as to Note 12) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
New York, New York
March 27, 2000